Exhibit 23.1 – Consent of Independent Auditors’

CONSENT OF INDEPENDENT AUDITORS’

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-104701) of AGL Resources Inc. of our report dated June 23, 2003 relating to the financial statements of Retirement Savings Plus Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

June 23, 2003